CAROLINA POWER & LIGHT COMPANY

                      Extendible Notes due October 28, 2009

                             UNDERWRITING AGREEMENT


                                                      October 25, 1999

Merrill Lynch, Pierce, Fenner & Smith Inc.
250 Vesey Street
New York, New York 10281

Dear Ladies and Gentlemen:

         The undersigned Carolina Power & Light Company (the "Company") hereby confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Inc. (the "Underwriter") as follows:

         1. Underwriter. The term "Underwriter" as used herein shall be deemed to mean the addressee of this Agreement.

         2. Description of Securities. The Company proposes to issue and sell its debt securities of the designation, the terms and in the amount specified in
Schedule I hereto (the "Securities") in one or more new series under a governing indenture (the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"), in substantially the form heretofore delivered to the Underwriter.

         3. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter that:

            (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (No. 333-69237) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of up to an aggregate of $1,500,000,000 of the Company's First Mortgage Bonds, Senior Notes and Debt Securities (collectively, the "Registered Securities") in unallocated amounts, as each is defined in the Registration Statement. The Registration Statement has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939 Act, as amended (the "1939 Act"). The term "Registration Statement" shall be deemed to include all amendments to the date hereof and all documents incorporated by reference therein (the "Incorporated Documents"). The prospectus included in the Registration Statement, as supplemented by a preliminary prospectus supplement, dated October 18, 1999, relating to the Securities (the "Preliminary Prospectus Supplement"), and all prior amendments or supplements thereto (other than amendments or supplements relating to securities of the Company other than the Securities), including the Incorporated Documents, is hereinafter


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         referred to as the "Preliminary Prospectus." The prospectus included in the Registration Statement, as it is to be supplemented by a prospectus supplement, dated on or about the date hereof, relating to the Securities (the "Prospectus Supplement"), and all prior amendments or supplements thereto (other than amendments or supplements relating to securities of the Company other than the Securities), including the Incorporated Documents, is hereinafter referred to as the "Prospectus." Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), deemed to be incorporated therein after the date hereof and prior to the termination of the offering of the Securities by the Underwriter, and any references herein to the terms "Registration Statement" or "Prospectus" at a date after the filing of the Prospectus Supplement shall be deemed to refer to the Registration Statement or the Prospectus, as the case may be, as each may be amended or supplemented prior to such date. As of the date hereof, the Company has sold Registered Securities in the aggregate amount of $400,000,000.

                  (b) Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus which shall not have previously been furnished to the Underwriter or of which the Underwriter shall not previously have been advised or to which the Underwriter shall reasonably object in writing and which has not been approved by the Underwriter or its counsel acting on behalf of the Underwriter.

                  (c) The Registration Statement, at the time and date it was declared effective by the Commission, complied, and the Registration Statement, the Prospectus and the Indenture, at the date the Prospectus is filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act ("Rule 424") and at the Closing Date, will comply, in all material respects, with the applicable provisions of the Securities Act and the 1939 Act and the applicable rules and regulations of the Commission thereunder; the Registration Statement, at the time and date it was declared effective by the Commission, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, at the date it is filed with, or transmitted for filing to, the Commission pursuant to Rule 424 and at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this subparagraph (c) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished herein or in writing to the Company by the Underwriter expressly for use in the Prospectus or to any statements in or omissions from the Statements of Eligibility (Forms T-1 and T-2), as applicable, of the Trustees under any indenture. The Incorporated Documents, when they were filed with the Commission, complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any documents so filed and incorporated by reference subsequent to the date hereof and prior to the termination of the offering of the Securities by the Underwriter will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and, when read together with the Registration Statement and the Prospectus, none of such documents included or includes or will include any untrue statement of a material fact or omitted or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.



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                  (d) The financial statements incorporated by reference in the
         Registration Statement present fairly the financial condition and operations of the Company at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and Deloitte & Touche LLP, who have audited certain of the financial statements, are independent public or independent certified public accountants as required by the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder.

                  (e) Except as reflected in, or contemplated by, the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and Prospectus, and prior to the Closing Date, there has not been any material adverse change in the business, property, financial condition, earnings, business affairs, or business prospects of the Company and its subsidiaries considered as a whole, and since such dates and prior to the Closing Date, there has not been any material transaction entered into by the Company other than transactions contemplated by the Registration Statement and Prospectus or transactions arising in the ordinary course of business. The Company has no material contingent obligation which is not disclosed in the Registration Statement and Prospectus.

                  (f) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof on the part of the Company to be fulfilled have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of its charter (the "Charter"), by-laws and applicable law.

                  (g) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, the Charter, the Company's by-laws, applicable law or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party or any judgment, order, writ or decree of any government or governmental authority or agency or court having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.

                  (h) The Securities conform in all material respects to the description contained in the Prospectus.

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina with corporate power and authority to own, lease and operate its properties and to conduct its business as contemplated under this Underwriting Agreement, the Remarketing Agreement, the Remarketing Agency Agreement and the other agreements to which it is a party, and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, earnings, business affairs or business prospects of the Company and its subsidiaries considered as a whole.

                  (j) The outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable and is not subject to preemptive or other similar rights.



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                  (k) The Company does not have any significant subsidiaries as defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

                  (l) The Indenture (A) has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditor's rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity and except the effect on enforceability of federal or state law limiting, delaying or prohibiting the making of payments outside the United States); and (B) conforms in all material respects to the description thereof in the Prospectus.

                  (m) The Securities have been duly authorized by the Company and when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in the Officer's Certificate, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transferor or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity and except the effect on enforceability of federal or state law limiting, delaying or prohibiting the making of payments outside the United States). The Securities will be in the form set forth in Schedule I, and each registered holder of Securities is entitled to the benefits of the Indenture. Such Securities rank and will rank on a parity with all unsecured and unsubordinated indebtedness of the Company that is outstanding on the date hereof and on each Remarketing Reset Date as contemplated in the Remarketing Agreement or that may be incurred thereafter. The Securities will be effectively subordinated to the prior claims of all holders of the Company's First Mortgage Bonds, issued pursuant to a Mortgage and Deed of Trust dated as of May 1, 1940, as amended or supplemented, and Senior Notes, issued pursuant to an Indenture (For Senior Notes) dated as of March 1, 1999, as amended or supplemented.

                  (n) Neither the Company nor any of its subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  (o) Except as described in or contemplated by the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or any of its subsidiaries or properties which are likely in the aggregate, to result in any material adverse change in the business, property, financial condition, earnings, business affairs, or business prospects of the Company and its subsidiaries considered as a whole or which are likely in the aggregate to materially and adversely affect the consummation of this Agreement, the Remarketing Agreement, the Calculation Agency Agreement, the Remarketing Agency Agreement, the Indenture, the Notes or the transactions contemplated herein or therein.

                  (p) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions herein contemplated or for the due execution, delivery or performance of the


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         Indenture by the Company, except such as have been already obtained or as may be required under the Securities Act or state securities laws and except for the qualification of the Indenture under the 1939 Act.

         4. Purchase and Sale. On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, all of the Securities at the purchase price set forth in Schedule I hereto.

         5. Reoffering by Underwriter. The Underwriter agrees to make promptly a bona fide public offering of the Securities to the public for sale as set forth in the Prospectus, subject, however, to the terms and conditions of this Agreement.

         6. Time and Place of Closing. Payment for the Securities shall be made at the place, time and date specified in Schedule I hereto against delivery of the Securities at the office of The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, or such other place, time and date as the Underwriter and the Company may agree. The hour and date of such delivery and payment are herein called the "Closing Date." Payment for the Securities shall be by wire transfer of immediately available funds against delivery to The Depository Trust Company or to The Chase Manhattan Bank, as custodian for The Depository Trust Company, in fully registered global form registered in the name of Cede & Co., for the respective accounts specified by the Underwriter not later than the close of business on the business day prior to the Closing Date or such other date and time not later than the Closing Date as agreed by The Depository Trust Company or The Chase Manhattan Bank. For the purpose of expediting the checking of the certificates by the Underwriter, the Company agrees to make the Securities available to the Underwriter not later than 10:00 A.M., on the last full business day prior to the Closing Date at said office of The Chase Manhattan Bank.

         7. Covenants of the Company. The Company covenants with the Underwriter that:

                  (a) As soon as possible after the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to Rule 424, setting forth, among other things, the necessary information with respect to the terms of offering of the Securities. The Company will promptly deliver to the Underwriter and to counsel for the Underwriter, to the extent not previously delivered, one fully executed copy or one conformed copy, certified by an officer of the Company, of the Registration Statement, as originally filed, and of all amendments thereto, heretofore or hereafter made, (other than those relating solely to securities other than the Securities), including any post-effective amendment (in each case including all exhibits filed therewith and all documents incorporated therein not previously furnished to the Underwriter), including signed copies of each consent and certificate included therein or filed as an exhibit thereto. The Company will also send to the Underwriter as soon as practicable after the date of this Agreement and thereafter from time to time as many copies of the Prospectus as the Underwriter may reasonably request for the purposes required by the Securities Act.

                  (b) During such period (not exceeding nine months) after the commencement of the offering of the Securities as the Underwriter may be required by law to deliver a Prospectus, if any event relating to or affecting the Company, or of which the Company shall be advised in writing by the Underwriter shall occur, which in the Company's opinion should be set forth in a supplement to or an amendment of the Prospectus in order to make the Prospectus not misleading

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

         in the light of the circumstances when it is delivered to a purchaser, or if it is necessary to amend the Prospectus to comply with the Securities Act, the Company will forthwith at its expense prepare and furnish to the dealers named by the Underwriter a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus which will supplement or amend the Prospectus so that as supplemented or amended it will comply with the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading. In case the Underwriter is required to deliver a Prospectus after the expiration of nine months after the commencement of the offering of the Securities, the Company, upon the request of the Underwriter, will furnish to the Underwriter, at the expense of the Underwriter, a reasonable quantity of a supplemented or amended prospectus, or supplements or amendments to the Prospectus, complying with Section 10(a) of the Securities Act.

                  (c) The Company will make generally available to its security holders, as soon as reasonably practicable, but in any event not later than 16 months after the end of the fiscal quarter in which the filing of the Prospectus pursuant to Rule 424 occurs, an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act, which need not be certified by independent public accountants) covering a period of twelve months beginning not later than the first day of the Company's fiscal quarter next following the filing of the Prospectus pursuant to Rule 424.

                  (d) The Company will advise the Underwriter promptly of the filing of the Prospectus pursuant to Rule 424 and of any amendment or supplement to the Prospectus or Registration Statement or of official notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such a stop order should be entered, use its best efforts to obtain the prompt removal thereof.

                  (e) The Company will use its best efforts to qualify the Securities as may be required, for offer and sale under the Blue Sky or legal investment laws of such jurisdictions as the Underwriter may designate, and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or dealer in securities, or to file any general consents to service of process under the laws of any jurisdiction. The fees and disbursements of Underwriter's counsel shall be paid by the Underwriter (subject, however, to the provisions of paragraph 8 requiring payment by the Company of fees and expenses not to exceed $5,000); provided, however, that if this Agreement is terminated in accordance with the provisions of paragraph 9, 10 or 12, the Company shall reimburse the Underwriter for the fees and disbursements of Underwriter's counsel. The Company shall not be required to pay any amount for any expenses of the Underwriter except as provided in this paragraph 7 and in paragraph 8. The Company shall not in any event be liable to the Underwriter for damages on account of the loss of anticipated profit.

         8. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement and the printing of this Agreement, (ii) the delivery of the Securities to the Underwriter, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the expenses in connection with the qualification of the Securities under securities laws in accordance with the provisions of paragraph 7(e), including filing fees and the fees and disbursements of counsel for the Underwriter in connection therewith, and in connection with the preparation of the Blue Sky Survey and any Legality


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

Memorandum, such fees and disbursements not to exceed $5,000, (v) the printing and delivery to the Underwriter of copies of the Registration Statement and all amendments thereto, of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriter of copies of the Blue Sky Survey and Legality Memorandum, and (vii) the preparation, execution, filing and recording by the Company of the Indenture (such filing and recordation to be promptly made, after execution and delivery of such Indenture to the Trustee under the Indenture in the counties in which the mortgaged property of the Company is located); and the Company will pay all taxes, if any (but not including any transfer taxes), on the issue of the Securities and the filing and recordation of the Indenture.

         9. Conditions of Underwriter's Obligations. The obligations of the Underwriter to purchase and pay for the Securities shall be subject to the accuracy of the representations and warranties of the Company as of the Closing Date, to the performance by the Company of its obligations to be performed hereunder prior to the Closing Date, and to the following further conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date; no proceedings for that purpose shall be pending before or, to the Company's knowledge, threatened by the Commission on the Closing Date; and the Underwriter shall have received, prior to payment for the Securities, a certificate dated the Closing Date and signed by the Chairman, President or a Vice President of the Company to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

                  (b) At the time of execution of this Agreement, or such later date as shall have been consented to by the Underwriter, there shall have been issued and on the Closing Date there shall be in full force and effect orders of the North Carolina Utilities Commission and the South Carolina Public Service Commission authorizing the issuance and sale of the Securities, none of which shall contain any provision unacceptable to the Underwriter by reason of its being materially adverse to the Company (it being understood that no such order in effect on the date of this Agreement and heretofore furnished to the Underwriter or counsel for the Underwriter, contains any such unacceptable provision).

                  (c) At the Closing Date, the Underwriter shall receive favorable opinions from: (1) Hunton & Williams, counsel to the Company, which opinion shall be satisfactory in form and substance to counsel for the Underwriter, and (2) Winthrop, Stimson, Putnam & Roberts, counsel for the Underwriter, in each of which opinions (except as to subdivision (viii) of this subparagraph (c), as to which Winthrop, Stimson, Putnam & Roberts need express no opinion) said counsel (except Hunton & Williams as to North Carolina law) may rely as to all matters of North Carolina and South Carolina law upon the opinions of William
         D. Johnson, Esq., Senior Vice President and Corporate Secretary for the Company, and Nelson Mullins Riley & Scarborough, L.L.P., respectively, to the effect that:

                           (i) The Indenture has been duly and validly
                  authorized by all necessary corporate action, has been duly and validly executed and delivered, and is a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights and by general equitable principles and any implied covenant of good faith and fair dealings;

                           (ii) The Indenture has been duly qualified under the
                  1939 Act;



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
                           (iii) Assuming authentication by the Trustee in
                  accordance with the Indenture and delivery to and payment for the Securities by the Underwriter, as provided in this Agreement, the Securities have been duly and validly authorized, executed and delivered and are legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights and by general equitable principles and any implied covenant of good faith and fair dealings, and are entitled to the benefits of the Indenture;

                           (iv) The statements made in the Prospectus under the
                  caption "Description of Debt Securities" and under the caption "Description of the Notes," insofar as they purport to constitute summaries of the documents referred to therein, are correct in all material respects;

                           (v) This Agreement has been duly and validly
                  authorized, executed and delivered by the Company;

                           (vi) The Registration Statement, at the time and date
                  it was declared effective by the Commission, and the Preliminary Prospectus and Prospectus, at the time each was filed with, or transmitted for filing to, the Commission pursuant to Rule 424 (except as to the financial statements and other financial and statistical data constituting a part thereof or incorporated by reference therein, upon which such opinions need not pass), complied as to form in all material respects with the requirements of the Securities Act and the 1939 Act and the applicable instructions, rules and regulations of the Commission thereunder; the documents or portions thereof filed with the Commission pursuant to the Exchange Act and deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus pursuant to Item 12 of Form S-3 (except as to financial statements and other financial and statistical data constituting a part thereof or incorporated by reference therein, upon which such opinions need not pass), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement has become effective under the Securities Act and, to the best of the knowledge of said counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for a stop order with respect thereto are threatened or pending under Section 8 of the Securities Act;

                           (vii) Nothing has come to the attention of said
                  counsel that would lead them to believe that the Registration Statement, at the time and date it was declared effective by the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Nothing has come to the attention of said counsel that would lead them to believe that (x) the Preliminary Prospectus, at the time it was filed with, or transmitted for filing to, the Commission pursuant to Rule 424, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (y) the Prospectus, at the time it was filed with, or transmitted for filing to, the Commission pursuant to Rule 424 or, as amended or supplemented, at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and other financial and statistical data constituting a part of the Registration Statement, the Preliminary Prospectus or the Prospectus or incorporated by reference therein, upon which such opinions need not pass); and

                           (viii) Orders have been entered by the North Carolina
                  Utilities Commission and the South Carolina Public Service Commission authorizing the issuance and sale of the Securities; to the best of the knowledge of said counsel, said orders are still in force and effect; and no further filing with, or approval, authorization, consent or other order of, any public board or body (except such as have been obtained under the Securities Act and as may be required under the state securities or Blue Sky laws of any jurisdiction) is legally required for the consummation of the transactions contemplated in this Agreement.

                  (d) At the Closing Date, the Underwriter shall receive from William D. Johnson, Esq., Senior Vice President and Corporate Secretary for the Company, a favorable opinion in form and substance satisfactory to counsel for the Underwriter, to the same effect with respect to the matters enumerated in subdivisions (i) through (v) and subdivisions
         (vii) and (viii) of subparagraph (c) of this paragraph 9 as the opinions required by said subparagraph (c), and to the further effect that:

                           (i) The Company is a validly organized and existing
                  corporation and is in good standing under the laws of the State of North Carolina and is duly qualified to do business as an electrical utility and is doing business in that State and in the State of South Carolina;

                           (ii) The Company is duly authorized by its Charter to
                  conduct the business which it is now conducting as set forth in the Prospectus;

                           (iii) The Company has valid and subsisting
                  franchises, licenses and permits free from burdensome restrictions and adequate for the conduct of its business;

                           (iv) The information contained in the Prospectus that
                  is stated therein to have been made in reliance upon the opinion of said counsel has been reviewed by said counsel and is correct;

                           (v) The issuance and sale of the Securities have been
                  duly authorized by all necessary corporate action on the part of the Company;

                           (vi) Except as described in or contemplated by the
                  Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or any of its subsidiaries or properties which are likely in the aggregate, to result in any material adverse change in the business, property, financial condition, earnings, business affairs, or business prospects of the Company and its subsidiaries considered as a whole or which are likely in the aggregate, to materially and adversely affect the consummation of this Agreement, the Remarketing Agreement, the Remarketing Agency Agreement, the Calculation Agency Agreement, the Indenture, the Notes or the transactions contemplated herein or therein.



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
                           (vii) The consummation of the transactions herein
                  contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, the Charter, the Company's by-laws, applicable law or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party or any judgment, order, writ or decree of any government or governmental authority or agency or court having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.

         In said opinion such counsel may rely as to all matters of South Carolina law (except as to subdivision (iii) of this subparagraph (d)) on the opinion of Nelson Mullins Riley & Scarborough, L.L.P., and as to all matters of New York law on the opinion of Hunton & Williams.

                  (e) At the Closing Date, the Underwriter shall receive from Nelson Mullins Riley & Scarborough, L.L.P., a favorable opinion in form and substance satisfactory to counsel for the Underwriter, to the effect that:

                           (i) As recognized in a South Carolina Public Service
                  Commission Order on Remand dated July 9, 1990, (1) the Company is an electrical utility engaged in the business of generating, transmitting, distributing and selling electric power to the general public in the States of South Carolina and North Carolina, and (2) the Company conducts its South Carolina retail operations subject to the jurisdiction of the South Carolina Public Service Commission pursuant to South Carolina Code Annotated, Sections 58-27-10 et seq. (1976 as amended);

                           (ii) The Company is duly qualified to transact
                  business in the State of South Carolina; and

                           (iii) The South Carolina Public Service Commission
                  has entered an order authorizing the issuance and sale of the Registered Securities; and no further filing with, or approval, authorization, consent or other order of, any public board or body of the State of South Carolina (except as may be required under the Blue Sky laws of the State of South Carolina) is legally required for the issuance and sale of the Securities.

                  (f) At the time of execution of this Agreement and at the Closing Date, the Underwriter shall have received from Deloitte & Touche LLP letters, dated respectively the date of this Agreement and the Closing Date, confirming that they are independent certified public accountants within the meaning of the Securities Act and the Exchange Act, and of the applicable published rules and regulations thereunder, and stating in effect that: (i) in their opinion, the audited financial statements incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and of the published rules and regulations thereunder; (ii) based on the performance of the procedures specified by the American Institute of Certified Public Accountants for review of interim financial information as described in Statement on Auditing Standards ("SAS") No. 71, Interim Financial Information, on the unaudited financial statements incorporated by reference in the Registration Statement, inquiries of officials of the Company responsible for financial and accounting matters and reading the minutes of meetings of the Board of Directors, of the Executive Committee of the Board of Directors and of the shareholders, nothing came to their attention that caused them to believe that (A) the unaudited financial statements incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the published rules and regulations thereunder or any material modifications should be made for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the most recent audited financial statements incorporated by reference in the Registration Statement and Prospectus; or (B) at the date of the latest available interim balance sheet read by them and at a subsequent date not more than five days prior to the date of each such letter, there was any change in the capital stock or long-term debt of the Company, or at the date of the latest available interim balance sheet read by them, there was any decrease in net assets as compared with the amount shown on the most recent balance sheet incorporated by reference in the Registration Statement and Prospectus, except for changes or decreases that the Registration Statement and Prospectus disclose have occurred or may occur, for declarations of dividends, for common stock sales under the Automatic Dividend Reinvestment and Customer Stock Ownership Plan and Stock Purchase-Savings Plan, or for changes or decreases that are described in such letter; and (iii) covering such other matters as the Underwriter shall reasonably request.

                  (g) At the Closing Date, the Underwriter shall receive a certificate of the Chairman, President or a Vice President of the Company, dated the Closing Date, to the effect that the representations and warranties of the Company in this Agreement are true and correct as of the Closing Date.

                  (h) All legal proceedings taken in connection with the sale and delivery of the Securities shall have been satisfactory in form and substance to counsel for the Underwriter.

         In case any of the conditions specified above in this paragraph 9 shall not have been fulfilled or waived by 2:00 P.M. on the Closing Date, this Agreement may be terminated by the Underwriter by delivering written notice thereof to the Company. Any such termination shall be without liability of any party to any other party except as otherwise provided in paragraphs 7 and 8.

         10. Conditions of the Company's Obligations. The obligations of the Company to deliver the Securities shall be subject to the following conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date, and no proceedings for that purpose shall be pending before or threatened by the Commission on the Closing Date.

                  (b) Prior to 12:00 Noon, New York Time, on the day following the date of this Agreement, or such later date as shall have been consented to by the Company, there shall have been issued and on the Closing Date there shall be in full force and effect orders of the North Carolina Utilities Commission and the South Carolina Public Service Commission authorizing the issuance and sale by the Company of the Securities, none of which shall contain any provision unacceptable to the Company by reason of its being materially adverse to the Company (it being understood that no such order in effect as of the date of this Agreement contains any such unacceptable provision).

         In case any of the conditions specified in this paragraph 10 shall not have been fulfilled at the Closing Date, this Agreement may be terminated by the Company delivering written notice thereof to the Underwriter. Any such termination shall be without liability of any party to any other party except as otherwise provided in paragraphs 7 and 8.

         11.      Indemnification.

                  (a) The Company agrees to indemnify and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or common law and to reimburse the Underwriter and each such controlling person for any legal or other expenses (including to the extent hereinafter provided, reasonable counsel fees) incurred by them (when and as incurred) in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus, or in the Registration Statement or Prospectus as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this paragraph 11 shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished herein or in writing to the Company by the Underwriter for use in the Registration Statement, any preliminary prospectus or Prospectus, or any amendment or supplement to either thereof, or arising out of, or based upon, statements in or omissions from that part of the Registration Statement which shall constitute the Statement of Eligibility under the 1939 Act (Form T-1) of the Trustee under the Indenture, and provided, further, that the indemnity agreement contained in this paragraph 11 shall not inure to the benefit of the Underwriter (or of any person controlling the Underwriter) on account of any such losses, claims, damages, liabilities, expenses or actions arising from the sale of the Securities to any person if a copy of the Prospectus (excluding documents incorporated by reference therein) shall not have been given or sent to such person by or on behalf of the Underwriter with or prior to the written confirmation of the sale involved, unless such Prospectus failed to correct the omission or statement. The indemnity agreement of the Company contained in this paragraph 11 and the representations and warranties of the Company contained in paragraph 3 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any such controlling person and shall survive the delivery of the Securities. The Underwriter agrees to notify promptly the Company of the commencement of any litigation or proceedings against it, or any such controlling person, in connection with the sale of the Securities.

                  (b) The Underwriter agrees to indemnify and hold harmless the Company, its officers and directors, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or common law, and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them (when and as incurred) in connection with investigating any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or Prospectus as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished herein or in writing to the Company by the Underwriter for use in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to either thereof. The indemnity agreement of the Underwriter contained in this paragraph 11 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, or any such controlling person, and shall survive the delivery of the Securities. The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers or directors, or any such controlling person, in connection with the sale of the Securities.

                  (c) The Company and the Underwriter agree that, upon the receipt of notice of the commencement of any action against it, its officers and directors, or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder. The Company and the Underwriter agree that the notification required by the preceding sentence shall be a material term of this Agreement. The omission so to notify such indemnifying party or parties of any such action shall relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party on account of any indemnity agreement contained herein if such indemnifying party was materially prejudiced by such omission, but shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them, as such expenses are incurred; provided, however, if the defendants (including any impleaded parties) in any such action include both the indemnified party and the indemnifying party, and counsel for the indemnified party shall have concluded, in its reasonable judgment, that there may be a conflict of interest involved in the representation by such counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing the indemnified parties who are parties to such action).

                  (d) If the indemnification provided for in subparagraphs (a) or (b) above shall be unenforceable under applicable law by an indemnified party, each indemnifying party agrees to contribute to such indemnified party with respect to any and all losses, claims, damages, liabilities and expenses for which each indemnification provided for in such subparagraphs (a) or

         (b) shall be unenforceable, in such proportion as shall be appropriate to reflect the relative fault of each indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which have resulted in such losses, claims, damages, liabilities, and expenses, as well as any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or the indemnified party and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subparagraph 11(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

                  (e) For purposes of this paragraph 11, it is understood and agreed that the only information provided by the Underwriter for inclusion in the Registration Statement and the Prospectus was as follows: second, fourth and fifth paragraphs of the section in the Prospectus Supplement entitled "Underwriting."

         12. Termination Date of this Agreement. This Agreement may be terminated by the Underwriter at any time prior to the Closing Date by delivering written notice thereof to the Company, if after the date hereof and prior to such Closing Date (a) there shall have occurred any general suspension of trading in securities on the New York Stock Exchange, or there shall have been established by the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court any limitation on prices for such trading or any restrictions on the distribution of securities, or (b) there shall have occurred any new outbreak of hostilities, including, but not limited to, an escalation of hostilities which existed prior to the date of this Agreement or any national or international calamity or crisis, the effect of which on the financial markets of the United States shall be such as to make it impracticable, in the reasonable judgment of the Underwriter, for the Underwriter to enforce contracts for the sale of the Securities, or (c) the Company shall have sustained a substantial loss by fire, flood, accident or other calamity which renders it impracticable, in the reasonable judgment of the Underwriter, to consummate the sale of the Securities and the delivery of the Securities by the Underwriter at the initial public offering price or (d) there shall have been any downgrading or any notice of any intended or potential downgrading in the rating accorded the Company's securities by any "nationally recognized statistical rating organization" as that term is defined by the Commission for the purposes of Securities Act Rule 436(g)(2),or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other outstanding debt. This Agreement may also be terminated at any time prior to the Closing Date if in the reasonable judgment of the Underwriter the subject matter of any amendment or supplement to the Registration Statement or Prospectus (other than an amendment or supplement relating solely to the activity of the Underwriter filed after the execution of this Agreement shall have materially impaired the marketability of the Securities. Any termination hereof pursuant to this paragraph 12 shall be without liability of any party to any other party except as otherwise provided in paragraphs 7 and 8.

         13. Miscellaneous. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York. Unless otherwise specified, time of day refers to New York City time. This Agreement shall inure to the benefit of, and be binding upon, the Company, the Underwriter, and with respect to the provisions of paragraph 11, the officers and directors and each controlling person referred to in paragraph 11, and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Securities from any of the Underwriter.

         14. Notices. All communications hereunder shall be in writing or by telefax and, if to the Underwriter, shall be mailed, transmitted by any standard form of telecommunication or delivered to the Underwriter at the address set forth above and if to the Company, shall be mailed or delivered to it at 411 Fayetteville Street, Raleigh, North Carolina 27601-1748, attention of Mark F. Mulhern, Treasurer.

         15. Counterparts. This Agreement may be simultaneously executed in counterparts, each of which when so executed shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.

         16. Defined Terms. Unless otherwise defined herein, capitalized terms used in this Underwriting Agreement shall have the meanings assigned to them in the Registration Statement.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed duplicate hereof whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                                     Very truly yours,

                                     CAROLINA POWER & LIGHT COMPANY


                                     By : /s/ Mark F. Mulhern
                                         ------------------------------
                                         Authorized Representative



Accepted as of the date first
above written, as Underwriter.


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By:  /s/ Mary E. Ryan
     ------------------------------
       Authorized Representative

                                   SCHEDULE I

Underwriting Agreement dated October 25, 1999

Registration Statement No.:  333-69237

Designation:  Extendible Notes due October 28, 2009

Principal Amount:  $500,000,000

Indenture dated as of October 28, 1999

Date of Maturity:  October 28, 2009

Interest Rate: During the period from and including October 28, 1999 to but excluding July 28, 2000, a rate equal to LIBOR plus a spread of 0.33% per annum, reset monthly and payable monthly on or about the 28th of each month, commencing November 28, 1999; during any subsequent period, a floating interest rate, or a fixed interest rate, with an applicable spread , to be determined by the Company and the Remarketing Agent as set forth in the Prospectus Supplement.

Purchase Price:  99.875% of the principal amount thereof.

Public Offering Price: Varying prices relating to prevailing market prices at the time of sale.

Redemption Terms: Redeemable on and after July 28, 2000, or repayable at the option of the holders, under certain circumstances, as described in the Prospectus Supplement.

Closing Date and Location: October 28, 1999; Hunton & Williams, One Hannover Square, 421 Fayetteville Street Mall, Raleigh, North Carolina 27601